Exhibit 99.1

Orange 21 Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 PH: (760) 804-8420 FX: (760) 804-8442 www.orangetwentyone.com

Orange 21 Inc. Receives Letter From Nasdaq Regarding Failure to Meet Minimum Bid Price

CARLSBAD, Calif.—(BUSINESS WIRE)—September 17, 2009 Orange 21 Inc. (NASDAQ:ORNG), a leading designer, producer and distributor of sunglasses, snow and motocross goggles, and branded apparel and accessories for the action sports, motorsports, snowsports and youth lifestyle markets, announced today that on September 16, 2009, it received a letter from Nasdaq indicating that, for the last 30 consecutive business days preceding the date of the letter, the bid price of the Company’s common stock had closed below the $1.00 minimum bid price required for continued listing on the Nasdaq Capital Market under Rule 5550(a)(2). The notification has no effect on the listing of the Company’s common stock at this time.

In accordance with Rule 5810(c)(3)(A), the Company has 180 calendar days from the date of the Nasdaq letter, or until March 15, 2010, to regain compliance with the minimum bid price rule. To regain compliance, the closing bid price of the Company’s common stock must be at or above $1.00 per share for a minimum of 10 consecutive business days. If the Company does not regain compliance by March 15, 2010, Nasdaq will provide written notification to the Company that the Company’s common stock is subject to delisting. Alternatively, the Company may be eligible for an additional grace period if it meets the initial listing criteria on March 15, 2010 for the Nasdaq Capital Market, with the exception of the bid price requirement. If it meets the initial criteria, Nasdaq will notify the Company that is has been granted an additional 180 calendar day compliance period.

The Company intends to actively monitor the bid price for its common stock between now and March 15, 2010, and will consider available options to resolve the deficiency and regain compliance with the Nasdaq minimum bid price requirement.

About Orange 21 Inc.

Orange 21 designs, develops, markets and produces premium products for the action sport, motorsports, snowsports and youth lifestyle markets. Orange 21’s primary brand, Spy Optic (TM), manufactures sunglasses and goggles targeted toward the action sports, motorsports, snowsports and youth lifestyle markets.

Safe Harbor Statement

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. Specifically, comments in this press release regarding our ability to resolve the deficiency and regain compliance with the minimum bid price requirement or our potential eligibility for an additional grace period are forward-looking statements and are subject to inherent risks. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: the general conditions of the domestic and global economy, changes in consumer discretionary spending; changes in the value of the U.S. dollar, Canadian dollar and Euro; changes in commodity prices; our ability to source raw materials and finished products at favorable prices; risks related to the limited visibility of future orders; our ability to continue to develop, produce and introduce innovative new products in a timely manner; our ability to identify and execute successfully cost-control initiatives without adversely impacting sales; the performance of new products and continued acceptance of current products; our execution of strategic initiatives and alliances; uncertainties associated with intellectual property protection for our products; and other risks identified from time to time in our filings made with the U.S. Securities and Exchange Commission. Although, we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. Moreover, we assume no responsibility for the accuracy or completeness of such forward-looking statements and undertake no obligation to update any of these forward-looking statements.

Orange 21 Inc.

Jerry Collazo, Chief Financial Officer

Phone: 760-804-8420

Fax: 760-804-8442

www.orangetwentyone.com